Filed Pursuant to Rule 424(b)(5)
Registration No. 333-283284

PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 26, 2024)

reAlpha Tech Corp.

14,285,718 Shares of common stock

We are offering 14,285,718 shares of our common stock, par value $0.001 per share, directly to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus, at an offering price per share of common stock of $0.35.

In a concurrent private placement, we are also selling to the same institutional investors that received shares of common stock pursuant to this prospectus supplement and the accompanying prospectus, unregistered warrants to purchase up to 14,285,718 shares of common stock (the “Warrants”). The Warrants have an exercise price of $0.35 per share and are exercisable immediately upon issuance and will have a term of five (5) years from the date that the Resale Registration Statement (as hereinafter defined) has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”). The Warrants, and the shares of common stock issuable upon exercise of the Warrants, are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder and are not being registered under the Securities Act at this time or offered pursuant to this prospectus supplement and the accompanying prospectus. The Warrants are more fully described in the section of this prospectus supplement titled “Private Placement Transaction.”

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “AIRE.” On July 18, 2025, the last trading day before our entry into the securities purchase agreement providing for the sale of the shares of common stock, the last reported sale price of our common stock on Nasdaq was $0.19 per share. There is no established public trading market for the Warrants being sold in a concurrent private placement, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any national securities exchange or other trading market. Without an active market, the liquidity of the Warrants will be limited.

As of the date of this prospectus supplement, the aggregate market value of our common stock held by non-affiliates of our public float was $18,761,437 based on a total number of 69,449,346 shares of common stock outstanding, of which 35,533,025 shares of common stock were held by non-affiliates, at a price of $0.5280 per share, the closing sales price of our common stock on May 22, 2025, which is the highest closing price of our common stock on Nasdaq within the prior 60 days. We have sold approximately $1,216,684 of securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar month period that ends on and includes the date of this prospectus supplement (excluding this offering). Accordingly, based on the foregoing, we are currently eligible under General Instruction I.B.6 of Form S-3 to offer and sell shares of our Common Stock having an aggregate offering price of up to approximately $5,037,128. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

We have engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) as our exclusive placement agent in connection with this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We have agreed to pay the Placement Agent the fees set forth in the table below. We have not made any arrangements to place the funds from the investors in an escrow, trust or similar account. See “Plan of Distribution” beginning on page PS-20 of this prospectus supplement for more information regarding these arrangements.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page PS-7 of this Prospectus Supplement and the risk factors incorporated by reference into this Prospectus Supplement, as they may be amended, updated or modified periodically in our reports filed with the Securities and Exchange Commission.

	Per Share	Total
Offering price	$0.35	$5,000,001.30
Placement agent fees(1)	$0.02	$350,000.10
Proceeds to us, before expenses(2)	$0.33	$4,650,001.20

(1)	We have also agreed to (i) issue warrants to purchase up to 714,286 shares of common stock to the Placement Agent, or its designees and (ii) pay the Placement Agent for certain expenses. See “Plan of Distribution” beginning on page PS-20 for additional information regarding the compensation to be paid to the Placement Agent.

(2)	The amount of the offering proceeds to us presented in this table does not include proceeds from the exercise of any of the Warrants being issued in the concurrent private placement.

This offering is not being made in the Commonwealth of Massachusetts. As a result, natural persons or legal entities that are residents of Massachusetts will not be able to purchase any of our shares of common stock in this offering. For additional information, see “Plan of Distribution––Selling Restrictions” herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of shares of common stock is expected to be made on or about July 22, 2025, subject to the satisfaction of certain closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is July 21, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

PS-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form a part of a registration statement on Form S-3 (File No. 333-283284), which was declared effective on November 26, 2024, that we filed with the SEC utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated November 26, 2024, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus we have authorized for use in connection with this offering include all material information relating to this offering. Neither we nor the Placement Agent have authorized anyone to provide you with different or additional information, and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying prospectus and the information and documents incorporated herein by reference herein and therein, before making an investment decision. See “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus.

This prospectus supplement contain summaries of certain provisions contained in some of the documents described herein which are summaries only and are not intended to be complete. Reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been or will be filed as exhibits to the registration statement of which this prospectus supplement is a part or as exhibits to documents incorporated by reference herein. See “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on Company-sponsored studies, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Unless otherwise stated or the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us” or “our” refer to reAlpha Tech Corp. and its consolidated subsidiaries.

PS-ii

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, and the documents incorporated by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” “strategy,” “future,” “likely,” and similar expressions are intended to identify forward-looking statements.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement. We have based these forward-looking statements largely on our current expectations about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, spinouts or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

You should read this prospectus supplement and the documents that we reference in this prospectus supplement and have filed with the SEC as exhibits to the registration statement of which this prospectus supplement is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

PS-iii

PROSPECTUS  SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying base prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page PS-7 of this prospectus supplement and under similar sections of the accompanying base prospectus and other periodic reports incorporated herein and therein by reference, along with our consolidated financial statements and notes to those consolidated financial statements, before making an investment decision.

Overview

We are a real estate technology company developing an end-to-end homebuying platform, which we have named reAlpha (hereinafter referred to as the “reAlpha platform”). Our goal is to offer through our AI-powered platform a more affordable, streamlined experience for those on the journey to home ownership. The reAlpha platform integrates AI-driven tools to offer, among others, tailored property recommendations, an intuitive visual interface, and certain homebuying services, including realty services, mortgage brokering services, and digital title and escrow services within the platform. We developed the reAlpha platform as a commitment to eliminate traditional barriers to home ownership and make it more accessible and transparent.

The reAlpha platform assists homebuyers with tasks such as mortgage pre-approval, booking tours, sending offer letters and closing property purchases. The reAlpha platform also provides market insights and detailed property data, and it uses large language models to answer queries and facilitate the homebuying process via a user-friendly, 24/7 web platform and iOS application. The reAlpha platform’s capabilities are complemented and supported by licensed real estate agents with reAlpha Realty, LLC, our in-house brokerage firm. Although the full reAlpha platform is currently only available for homebuyers statewide in Florida and over 200 counties in Texas, we intend to expand its capabilities nationwide by the end of 2026 depending on numerous factors, including, among other things, our ability to acquire and maintain real estate and mortgage licenses in all 50 U.S. states and the District of Columbia, obtain additional multiple listing service data, create and run successful marketing campaigns nationwide to gain brand recognition and build a scalable technology infrastructure.

We are continuously working to commercialize, enhance and refine our AI technologies and the reAlpha platform to continue generating technology-derived revenue. Further, as part of our growth strategy, we intend to continue identifying and acquiring companies that are complementary to our business, and we intend to generate revenue from integrating such acquired companies and their capabilities into our business and our reAlpha platform. To advance such strategy, since the beginning of 2024 we have announced the acquisitions of Naamche, Inc. and its Nepal counterpart entity Naamche, Inc. Pvt. Ltd. (collectively, “Naamche”), AiChat Pte. Ltd (“AiChat”), Hyperfast Title LLC (“Hyperfast”), Debt Does Deals, LLC (d/b/a Be My Neighbor) (“Be My Neighbor”) and GTG Financial, Inc. (“GTG Financial”). These acquisitions have added revenue, additional potential sources of revenue, technology services under our umbrella of product offerings, and, as further described below, additional operational and service-related capabilities to the reAlpha platform.

For instance, as a result of the acquisition of Be My Neighbor and GTG Financial, our in-house mortgage brokerage that operates through the reAlpha platform is now licensed to operate in 30 U.S. states. Additionally, because of our acquisition of Hyperfast, we now can offer title, closing and settlement services in 3 U.S. states. As a result of these acquisitions, consumers using the reAlpha platform have access to these homebuying services directly in the platform, both through the web platform and iOS application. We expect to continue seeking additional strategic acquisitions that we believe will add sources of potential revenue and services to homebuyers using the reAlpha platform, including, but not limited to, home-showing companies, wholesale mortgage lenders, companies providing services for post-closing services (such as utility hookups, among others) and real estate brokerages owned by us. Additionally, although we have already acquired two mortgage brokerage firms and a title company, we may consider further acquisitions of companies providing such services to increase the number of U.S. states we are licensed to operate in and the potential revenue opportunities associated with expanding our geographical markets and reach of the reAlpha platform.

Before shifting our focus towards the development of our AI technologies and the reAlpha platform, our operational model was asset-heavy and built on utilizing our proprietary AI-powered technology tools for the acquisition of real estate, converting them into short-term rentals, and enabling individual investors to acquire fractional interests in these real estate properties, allowing such investors to receive distributions based on the property’s performance as a short-term rental. In the first quarter of 2024, we decided to halt these operations due to macroeconomic conditions, such as higher interest rates, inflation, and elevated property prices, which conditions persisted throughout the fiscal year 2024. This led us to sell our last real property asset for such operations, and to recognize the impairment of goodwill and intangible assets under the rental business segment. As a result, in the first quarter of 2025, our board of directors approved to discontinue our short-term rental business operations entirely. The discontinuation of our rental business segment operations meets the criteria to be reported as discontinued operations.

The technology services segment is currently our only reportable segment following the approval by our board of directors to discontinue our rental business segment operations. Our technology services segment offers and develops AI-based products and services to customers in various industries, including, but not limited to, real estate, retail, hospitality and education industries. Our technology development efforts are currently focused on the development and enhancement of the reAlpha platform.

Technology Services

We seek to differentiate ourselves from competitors primarily through the integration of AI into our technologies for the real estate industry. We expect that our technology services segment will benefit from the current exponential growth of the AI industry, and we believe that we are well-positioned to take advantage of these current trends due to our early adoption of AI for the development of our technologies.

Our revenue model revolves around our realty services (e.g., assisting a homebuyer with finding, touring, and closing on homes), mortgage brokering services (e.g., finding and originating a mortgage for the homebuyer that fits their financial situation, needs, credit, and location), and digital title and escrow services (e.g., title, closing and settlement fees), offered through the reAlpha platform (which is currently under limited availability) and services offered by our subsidiaries, such as AiChat, Naamche, Be My Neighbor, Hyperfast and GTG Financial.

We currently offer a commission refund model through the reAlpha platform as part of our strategy to provide an integrated and customer-centric homebuying experience. Under this model, homebuyers may receive up to 75% of any buy-side brokerage commissions paid, which typically range from 2.5% to 3% of a home’s sale price depending on the geographical market, in connection with the purchase of a home through the reAlpha platform as a rebate or refund (hereinafter referred to as the “commission refund”). This commission refund is paid to the homebuyer by applying such commission refund towards closing costs or by adding the refund to a homebuyer’s down payment, as applicable and subject to market-by-market minimums. The percentage of the commission refund available to a homebuyer is determined based on their use of eligible integrated homebuying services offered via the reAlpha platform, such as realty, mortgage brokering and digital title and escrow services. Currently, homebuyers can receive 25% commission refund when using only realty services, 50% when using two homebuying services and 75% when using all three homebuying services. The commission refund model for the reAlpha platform is currently in a testing phase and remains subject to change as we evaluate customer adoption, expand into new geographical markets and further develop our platform and/or expand the number of homebuying services provided thereunder.

Although the full reAlpha platform is currently only available for homebuyers statewide in Florida and over 200 counties in Texas, we intend to expand its capabilities nationwide by the end of 2026. In order to expand the availability of the reAlpha platform, and services provided thereunder, nationwide, we will need to obtain the relevant real estate and mortgage licenses in the U.S. states we are not yet licensed in, and, until we obtain such licenses, the reAlpha platform will remain under limited availability for homebuyers statewide in Florida and over 200 counties in Texas. While the reAlpha platform is under limited availability, we will continue offering standalone mortgage brokerage services through our subsidiaries, Be My Neighbor and GTG Financial, in 30 U.S. states and digital title and escrow services through our subsidiary, Hyperfast, in 3 U.S. states. We also plan to continue acquiring companies in the real estate market that provide services relating to the homebuying process, including, but not limited to, mortgage brokerage firms, title and escrow service providers, home insurance providers and others that are complementary to our business, which we expect to generate revenues by offering such homebuying services through the reAlpha platform, or as standalone offerings to customers. We expect that our reAlpha platform will drive additional customers to these acquired companies through users interacting and buying homes on the reAlpha platform, which will expand their overall potential customer base.

Recent Developments

Compliance with Nasdaq Continued Listing Requirements

On May 20, 2025, we received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC indicating that, based upon the closing bid price of our common stock for the 30 consecutive business days ending on May 19 2025, we no longer met the requirement to maintain a minimum bid price of $1 per share, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided a period of 180 calendar days, or until October 1, 2025, in which to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of our common stock must be at least $1 per share for a minimum of ten consecutive business days during this 180-day period (subject to the Staff’s discretion to extend this ten consecutive business day period).

On July 1, 2025, we received a letter from the Staff notifying us that, based on the market value of listed securities for the previous 30 consecutive business days, the listing of our common stock was not in compliance with Nasdaq Listing Rule 5550(b)(2), which requires companies listed on Nasdaq to maintain a minimum market value of listed securities of at least $35 million (the “MVLS Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), we have been provided a period of 180 calendar days, or until December 29, 2025, to regain compliance with the MVLS Requirement. To regain compliance, our market value of listed securities must close at $35 million or more for a minimum of ten consecutive business days (subject to the Staff’s discretion to extend this ten consecutive business day period).

The above mentioned letters have no immediate effect on the listing of our common stock on Nasdaq. In the event that we do not regain compliance with the MVLS Requirement or the Minimum Bid Price Requirement prior to the expiration of their respective 180-day compliance periods, the Staff will provide written notice to us that our common stock will be subject to delisting. At that time, we may appeal the Staff’s delisting determination to a Nasdaq Hearing Panel.

At-The-Market (ATM) Program

On April 2, 2025, we entered into an At The Market Offering Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”) pursuant to which we may offer and may offer and sell from time to time through Wainwright, acting as exclusive sales agent, shares of our common stock having an aggregate offering price of up to $7,650,000. The Sales Agreement provides that Wainwright is entitled to a cash commission equal to 3.0% of the aggregate gross proceeds from the sale of any shares of common stock pursuant to the Sales Agreement in addition to the reimbursement of certain expenses. As of July 14, 2025, we have sold 2,792,104 shares of our common stock pursuant to the Sales Agreement for aggregate net proceeds of approximately $944,759. Effective as of July 16, 2025, the Company suspended sales under the Sales Agreement.

Warrant Inducement Transaction

On April 6, 2025, we entered into inducement offer letter agreements (the “Inducement Letters”) with certain holders (the “Holders”) of existing warrants of the Company to purchase up to an aggregate of 4,218,751 shares of our common stock having an original exercise price of $5.00 per share, which was subsequently adjusted to $1.44 per share pursuant to the anti-dilution provision included in such existing warrants, issued to the Holders on November 24, 2023, with a current expiration date of November 24, 2028 (the “Existing Warrants”).

Pursuant to the Inducement Letters, the Holders agreed to exercise for cash their Existing Warrants at a reduced exercise price of $0.75 per share (the “Reduced Exercised Price”) in consideration for our agreement to issue in a private placement new Warrants (the “New Warrants”) to purchase an aggregate of 8,437,502 shares of common stock (the “New Warrant Shares”) (such transaction, the “Warrant Inducement”). In connection with the Warrant Inducement, we also agreed to reduce the exercise price of the Existing Warrants to purchase an aggregate of 4,114,582 shares of common stock for all holders of the Existing Warrants not participating in the Warrant Inducement to the Reduced Exercise Price for the remaining term of the Existing Warrants.

The closing of the Warrant Inducement occurred on April 8, 2025, and we received aggregate gross proceeds of approximately $3.1 million from the exercise of the Existing Warrants, before deducting related placement agent fees and other expenses payable by us, resulting in net proceeds of approximately $2.9 million. The New Warrants are currently exercisable and expire on November 24, 2028.

Note Exchanges

We entered into a note purchase agreement (the “Note Purchase Agreement”) with Streeterville Capital, LLC (“Streeterville”), on August 14, 2024, pursuant to which we issued and sold a secured promissory note (the “Note”), which had a principal balance of $5,455,000 upon its issuance that is due on February 14, 2026. Under the terms of the Note, Streeterville may redeem up to $545,000 of the Note per month, commencing seven months after the date of issuance of the Note and at any time thereafter until the Note is paid in full. After we have made five redemption payments in cash, any subsequent redemption payments made in cash will be subject to a 9% redemption premium.

On June 9, 2025, we received a redemption notice from Streeterville for a redemption payment in the amount of $300,000. We and Streeterville have agreed that we may fully satisfy this redemption payment in shares of common stock, in lieu of cash. Accordingly, on June 9, 2025, we issued 747,607 shares of common stock to Streeterville in satisfaction of the $300,000 redemption payment due under the Note, at an effective price per share equal to $0.4013, which was below the “Minimum Price” (as defined in Nasdaq Listing Rule 5635(d)). The number of shares of common stock issued in connection with this exchange was less than 20% of our voting power outstanding prior to the exchange.

On July 2, 2025, we received a redemption notice from Streeterville for a redemption payment in the amount of $350,000. We and Streeterville have agreed that we may fully satisfy this redemption payment in shares of common stock, in lieu of cash. Accordingly, on July 7, 2025, we issued 1,267,656 shares of common stock in satisfaction of the $350,000 redemption payment due under the Note, at an effective price per share equal to $0.2761, which was below the “Minimum Price.” The number of shares of common stock to be issued in connection with this exchange was less than 20% of our voting power outstanding prior to the exchange.

Change in Controlled Company Status

Prior to July 7, 2025, we were considered to be a controlled company, as defined under Nasdaq’s rules, as a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company. Though controlled companies are exempt from certain Nasdaq corporate governance requirements, we did not avail ourselves of such exemptions. On July 7, 2025, following the issuance of 1,267,656 shares of common stock to Streeterville on such date (as described above under “Recent Developments – Note Exchanges”), the beneficial ownership of Giri Devanur, the Executive Chairman of our board of directors, fell below 50% of the voting power for the election of directors. As a result, we are no longer considered to be a controlled company under Nasdaq rules.

Consummation of Public Offering

On July 18, 2025, we consummated a best efforts public offering (the “Public Offering”) of an aggregate of (i) 13,333,334 shares of common stock, (ii) Series A-1 warrants (the “Series A-1 Warrants”) to purchase up to an aggregate of 13,333,334 shares of common stock and (iii) Series A-2 warrants (the “Series A-2 Warrants”) to purchase up to an aggregate of 13,333,334 shares of common stock. The combined public offering price per share of common stock and accompanying Series A-1 Warrants and Series A-2 Warrants was $0.15, which resulted in net proceeds to us, after deducting offering expenses payable by us, equal to $1.56 million. Each of the Series A-1 Warrants and Series A-2 Warrants have an exercise price of $0.15 per share and will be exercisable beginning on the effective date of stockholder approval of the issuance of the Warrant Shares (the “Warrant Stockholder Approval”). The Series A-1 Warrants will expire five years from the effective date of Warrant Stockholder Approval. The Series A-2 Warrants will expire twenty-four months from the effective date of Warrant Stockholder Approval.

Corporate History and Information

reAlpha Tech Corp., the former parent entity of the Company, was originally incorporated in Delaware on November 30, 2020. On April 22, 2021, we incorporated the Company (f/k/a reAlpha Asset Management, Inc.), a subsidiary of our former parent company, in Delaware. Following the short-form merger completed in accordance with Section 253 of Delaware General Corporate Law (“DGCL”) on March 21, 2023, reAlpha Tech Corp. merged with and into reAlpha Asset Management, Inc., with the Company surviving the merger, and subsequently the Company changed its name to reAlpha Tech Corp. This was a strategic move to consolidate both our technology capabilities and our real estate syndication business.

Our common stock began trading on Nasdaq under the symbol “AIRE” on October 23, 2023.

Our principal executive office is located at 6515 Longshore Loop, Suite 100, Dublin, OH 43017. Our phone number is (707) 732-5742. Our corporate website address is www.realpha.com. The information provided on or accessible through our website is not part of this prospectus supplement.

We are an “emerging growth company” and “smaller reporting company” as defined under U.S. federal securities laws and are subject to reduced public company reporting requirements.

THE OFFERING

Securities offered by us	14,285,718 shares of common stock.

Offering price	$0.35 per share of common stock.

Common stock outstanding immediately before this offering	69,449,346 shares of common stock issued and outstanding as of July 21, 2025.

Common stock outstanding immediately after this offering(1)	83,735,064 shares of common stock, assuming no exercise of the Warrants issued in the concurrent private placement and otherwise based on the assumptions noted below.

Use of proceeds	We currently intend to use the net proceeds from this offering for working capital and for general corporate purposes, which could include future acquisitions, capital expenditures and purchase of cryptocurrencies in accordance with our cryptocurrency investment policy. We also intend to use all or a portion of the net proceeds from this offering, along with cash on hand, to repay the outstanding balance under the Note issued by the Company to Streeterville, which, as of July 16, 2025 was $4,099,049, provided, that, if we exercise our right to prepay the Note in part, we are required to make payment to Streeterville of an amount in cash equal to 109% multiplied by the portion of the outstanding balance we actually prepay. See “Use of Proceeds” on page 5 for a more complete description of the intended use of proceeds from this offering.

Concurrent private placement	In a concurrent private placement, we are issuing to the same institutional investors purchasing shares of our common stock in this offering, Warrants to purchase up to 14,285,718 shares of common stock at an exercise price of $0.35 per share, which are exercisable immediately upon issuance and which will have a term of five (5) years from the date that the Resale Registration Statement has been declared effective by the SEC. We will receive gross proceeds from the concurrent private placement transaction solely to extent such Warrants are exercised for cash. The Warrants and the shares of common stock issuable upon the exercise of the Warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Warrants on Nasdaq or any other nationally recognized trading system. See “Private Placement Transaction” on page PS-17 of this prospectus supplement.

Prohibitions on subsequent equity sales	Pursuant to the securities purchase agreement with the investors, we are prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of common stock or securities convertible or exercisable into common stock, subject to certain exceptions, for a period commencing on the date of the securities purchase agreement and expiring 30 days from the closing date of the offering. Furthermore, we are prohibited from entering into any agreement to issue common stock or common stock equivalent involving a Variable Rate Transaction (as defined in the securities purchase agreement), subject to certain exceptions, for one year following the closing of the offering.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page PS-7 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement.

Nasdaq listing symbol	Our common stock is listed on Nasdaq under the symbol “AIRE.” There is no established trading market for the Warrants being issued in the concurrent private placement and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants being issued in the concurrent private placement on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants will be limited.

(1)	The number of shares of common stock to be outstanding after this offering is based on 69,449,346 shares of common stock outstanding as of July 21, 2025, and excludes:

●	2,407,512 shares of common stock available for future issuance under the Company’s 2022 Equity Incentive Plan (as amended, the “2022 Plan”);

●	1,271,940 shares of common stock issuable upon the vesting of outstanding restricted stock units under the 2022 Plan;

●	264,063 shares of common stock issuable upon the conversion of outstanding shares of the Series A Convertible Preferred Stock (the “Series A Preferred Stock”);

●	approximately 4,114,582 shares of common stock, subject to adjustment in connection with the rounding of fractional shares upon issuance thereof, issuable upon exercise of warrants dated November 24, 2023 at $0.75 per share (the “Follow-On Warrants”);

●	1,700,884 shares of common stock issuable upon exercise of warrants dated October 23, 2023 at $371.90 per share (the “GEM Warrants”);

●	13,333,334 shares of common stock issuable upon exercise of outstanding Series A-1 Warrants at $0.15 per share;

●	13,333,334 shares of common stock issuable upon exercise of outstanding Series A-2 Warrants at $0.15 per share; and

●	666,667 shares of common stock issuable upon exercise of outstanding placement agent warrants issued in connection with the Public Offering at $0.1875 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding warrants or other securities described above.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein, including any risk factors contained in our annual and other reports filed with the SEC. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to our Securities and this Offering

We believe that the proceeds of this offering, following the intended use of proceeds, combined with our limited funds currently on hand, will only be sufficient for us to operate for a relatively limited amount of time. Since we will be unable to generate sufficient cash flow to fund our operations at this time, we will need to seek additional equity or debt financing to provide the capital required to implement our business plan. If we are unable to raise capital, we could be required to seek bankruptcy protection or other alternatives that would likely result in our securityholders losing some or all of their investment in us.

We believe that the proceeds of this offering, following the intended use of proceeds, combined with our limited funds currently on hand, will only be sufficient for us to operate for a relatively limited amount of time. Since we will be unable to generate sufficient revenue or cash flow to fund our operations at this time, we will need to seek additional equity or debt financing to provide the capital required to implement our business plan.

Additionally, this offering is being made on a “best efforts” basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering, which will provide us only limited working capital. Without giving effect to the receipt of any proceeds from this offering, we currently estimate that our existing cash are sufficient to fund business operations for approximately the next 2 months from the date of this filing without additional revenue growth. We believe that the net proceeds from this offering, assuming the anticipated use of proceeds and excluding the exercise of any Warrants to be sold in the concurrent private placement, together with our existing cash, will meet our capital needs for the next 5 months under our current business plan.

Other than our at the market offering program with H.C. Wainwright & Co., LLC, which is currently suspended, we do not currently have any other arrangements or credit facilities in place as a source of funds. There can be no assurance that we will be able to raise sufficient additional capital on acceptable terms, or at all. If such financing is not available on satisfactory terms, or is not available at all, we may be required to further delay, scale back or eliminate the development of business opportunities and our operations and financial condition may be materially adversely affected. Furthermore, if we are unable to raise capital, we could be required to seek bankruptcy protection or other alternatives that would likely result in our securityholders losing some or all of their investment in us.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be used effectively.

Our management will have broad discretion over the use of the net proceeds from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. We currently intend to use the net proceeds from this offering for working capital and for general corporate purposes, which could include future acquisitions, capital expenditures and purchase of cryptocurrencies in accordance with our cryptocurrency investment policy. We also intend to use all or a portion of the net proceeds from this offering, along with cash on hand, to repay the outstanding balance under the Note issued by the Company to Streeterville, which is approximately $4.5 million, including a 109% prepayment penalty. Nevertheless, due to the number and variability of factors that will determine our use of the net proceeds from this offering, management could use the net proceeds for purposes other than those currently intended. There is no guarantee that management will use the net proceeds effectively and a failure to use the net proceeds effectively could harm our business. See “Use of Proceeds” on page PS-16 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

If we are unable to satisfy Nasdaq’s continued listing requirements, our common stock could be delisted and the price and liquidity of our common stock may be adversely affected.

Our common stock may lose value and could be delisted from Nasdaq due to several factors or a combination of such factors. While our common stock is currently listed on Nasdaq, we can give no assurance that we will be able to satisfy the continued listing requirements of Nasdaq in the future, including but not limited to the corporate governance requirements and the minimum closing bid price requirement or the minimum equity requirement.

On May 20, 2025, we received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC indicating that, based upon the closing bid price of our common stock for the 30 consecutive business days ending on May 19 2025, we no longer met the requirement to maintain a minimum bid price of $1 per share, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided a period of 180 calendar days, or until October 1, 2025, in which to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of our common stock must be at least $1 per share for a minimum of ten consecutive business days during this 180-day period (subject to the Staff’s discretion to extend this ten consecutive business day period).

On July 1, 2025, we received a letter from the Staff notifying us that, based on the market value of listed securities for the previous 30 consecutive business days, the listing of our common stock was not in compliance with Nasdaq Listing Rule 5550(b)(2), which requires companies listed on Nasdaq to maintain a minimum market value of listed securities of at least $35 million (the “MVLS Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), we have been provided a period of 180 calendar days, or until December 29, 2025, to regain compliance with the MVLS Requirement. To regain compliance, our market value of listed securities must close at $35 million or more for a minimum of ten consecutive business days (subject to the Staff’s discretion to extend this ten consecutive business day period).

The above mentioned letters have no immediate effect on the listing of our common stock on Nasdaq. In the event that we do not regain compliance with the MVLS Requirement or the Minimum Bid Price Requirement prior to the expiration of their respective 180-day compliance periods, the Staff will provide written notice to us that our common stock will be subject to delisting. At that time, we may appeal the Staff’s delisting determination to a Nasdaq Hearing Panel.

We will continue to monitor our market value of listed securities and the closing bid price of our common stock as we consider our available options to regain compliance with the MVLS Requirement and the Minimum Bid Price Requirement. There can be no assurance that we will be able to regain compliance with the MVLS Requirement or the Minimum Bid Price Requirement or maintain compliance with the other continued listing requirements of Nasdaq.

If we were to be delisted, we would expect our common stock to be traded in the over-the-counter market which could adversely affect the liquidity of our common stock. Additionally, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our common stock;

●	a decreased ability to issue additional securities or obtain additional financing in the future;

●	reduced liquidity for our stockholders;

●	potential loss of confidence by customers, collaboration partners and employees; and

●	loss of institutional investor interest.

In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement, or prevent future non-compliance with Nasdaq’s listing requirements.

We will require additional capital funding, the receipt of which may impair the value of our common stock.

Our future capital requirements depend on many factors, including our research and development, sales and marketing activities. We will need to raise additional capital through public or private equity or debt offerings or through arrangements with strategic partners or other sources in order to continue to execute our business plan. There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing common stock.

We do not intend to pay dividends on our common stock in the foreseeable future.

We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends on our common stock in the foreseeable future.

Purchasers in this offering may experience immediate and substantial dilution in net tangible book value.

The offering price per share of common stock is substantially higher than the pro forma as adjusted net tangible book value per share of our common stock after giving effect to this offering. After giving effect to the sale of 14,285,718 shares of our common stock at an offering price of $0.35 per share, after deducting the Placement Agent fees and commissions and estimated offering expenses payable by us, you will incur immediate dilution of approximately $0.36 in the pro forma as adjusted net tangible book value per share of common stock. As a result of the dilution to investors purchasing securities in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of the liquidation of our company. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you participate in this offering. To the extent shares are issued under outstanding options and warrants at exercise prices lower than the offering price of our common stock in this offering, you will incur further dilution.

Your ownership may be diluted if additional capital stock is issued to raise capital, to finance acquisitions, to repay existing debt or in connection with strategic transactions.

We intend to seek to raise additional funds for our operations, to finance acquisitions, to repay existing debt or to develop strategic relationships by issuing equity or convertible debt securities in addition to the shares of common stock issued in this offering, which would reduce the percentage ownership of our existing stockholders. Our board of directors has the authority, without action or vote of the stockholders, to issue all or any part of our authorized but unissued shares of common or preferred stock. Our certificate of incorporation, as amended and restated from time to time, authorizes us to issue up to 200,000,000 shares of common stock and 5,000,000 shares of preferred stock. Future issuances of common or preferred stock would reduce your influence over matters on which stockholders vote and would be dilutive to earnings per share. In addition, any newly issued preferred stock, including our Series A Preferred Stock, could have rights, preferences and privileges senior to those of the common stock. Those rights, preferences and privileges could include, among other things, the establishment of dividends that must be paid prior to declaring or paying dividends or other distributions to holders of our common stock or providing for preferential liquidation rights. These rights, preferences and privileges could negatively affect the rights of holders of our common stock, and the right to convert such preferred stock into shares of our common stock at a rate or price that would have a dilutive effect on the outstanding shares of our common stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our securities.

Effective June 30, 2020, the SEC implemented Regulation Best Interest requiring that “[a] broker, dealer, or a natural person who is an associated person of a broker or dealer, when making a recommendation of any securities transaction or investment strategy involving securities (including account recommendations) to a retail customer, shall act in the best interest of the retail customer at the time the recommendation is made, without placing the financial or other interest of the broker, dealer, or natural person who is an associated person of a broker or dealer making the recommendation ahead of the interest of the retail customer.” This is a significantly higher standard for broker-dealers to recommend securities to retail customers than before under the Financial Industry Regulatory Authority, Inc. (“FINRA”) “suitability rules.” FINRA suitability rules do still apply to institutional investors and require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information, and for retail customers, broker-dealers must determine the investment is in the customer’s “best interest” and meet other SEC requirements. Both SEC Regulation Best Interest and FINRA’s suitability requirements may make it more difficult for broker-dealers to recommend that their customers buy our securities, which may have the effect of reducing the level of trading activity in our securities. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell our common stock.

Risks Related to Our Business and Financial Condition

We are permanently barred from raising capital in the Commonwealth of Massachusetts pursuant to a Consent Order.

On April 15, 2022, we entered into a consent order (the “Consent Order”) with the Securities Division of the Office of the Secretary of the Commonwealth of Massachusetts. Under the Consent Order, the Company is barred from offering or selling securities in the Commonwealth of Massachusetts, and ordered to cease and desist from committing future violations of Massachusetts Uniform Securities Act, Mass. Gen. Laws c. 110A (the “Act”), and the regulations promulgated thereunder at 950 Code Mass. Regs. 10.01-14.413. The National Securities Markets Improvement Act of 1996 (“NSMIA”) prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities,” including securities listed on a national securities exchange such as Nasdaq. Because our common stock is listed on Nasdaq, our common stock qualifies as covered securities under such statute. Although the states are preempted from regulating the sale of covered securities, NSMIA does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. The Consent Order expressly states that it is not intended to be a final order based upon violations of the Act that prohibit fraudulent, manipulative, or deceptive conduct. As a result, there is uncertainty as to whether the Consent Order’s prohibition on offers or sales of our securities in the Commonwealth of Massachusetts is enforceable under federal law. Regardless of this uncertainty, we have not undertaken a legal determination as to the preemption question and are continuing to comply with the Consent Order. To the extent that the Consent Order is enforceable, our ability to sell securities of the Company is limited to the remaining 49 states and expressly excludes natural persons or legal entities that are residents of the Commonwealth of Massachusetts. Based on information currently available to us, we are not aware of any sales that have been made by the Company in the Commonwealth of Massachusetts since we entered into the Consent Order. However, if an offering of our securities were to result in sales to residents of the Commonwealth of Massachusetts, even inadvertently, it could be viewed as a violation of the Consent Order and could subject us to additional regulatory actions or penalties. A regulatory action, even if it does not result in a finding of wrongdoing or penalty, could require substantial expenditures of time, resources, and money, and could potentially damage our reputation. Any such regulatory action or penalty could adversely affect our business, result of operations or access to capital markets.

Our business is subject to various laws and regulations, including financial protections and securities laws.

We are subject to a variety of laws and regulations relating to financial protection, data privacy, and securities laws. These laws and regulations are constantly evolving and can be subject to significant change. Such laws and regulations are numerous, complex, and frequently changing. If we fail to satisfy such laws and regulations, we may face inquiries or investigations or other government actions, which may be costly to comply with, result in negative publicity, require management’s time and attention, and subject us to remedies that may harm our business, including fines or demands or orders that we modify or cease business practices. Additionally, as we depend on third parties for key services, we rely on such third-party service providers’ compliance with laws and regulations regarding privacy, data protection, consumer protection, securities regulation, and other matters relating to our customers and business activities. Should there be deficiencies in our compliance (including by third-party service providers), this could adversely impact our reputation and could also expose us to material liability and responsibility for damages, fines, or penalties.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern. We will be unable to continue to operate for the foreseeable future without additional capital.

Our independent registered public accounting firm issued a report dated April 2, 2025, except for Notes 10 and 11 to our audited consolidated financial statements, as to which the date is May 13, 2025, in connection with the audit of our consolidated financial statements for the year ended December 31, 2024, which included an explanatory paragraph describing the existence of conditions that raise substantial doubt about our ability to continue as a going concern, including our recurring losses, cash used in operations, and need to raise additional funds to meet our obligations and sustain our operations. In addition, the notes to our financial statements for the year ended December 31, 2024, included in this prospectus supplement, contain a disclosure describing the existence of conditions that raise substantial doubt about our ability to continue as a going concern. As of March 31, 2025, we had cash and cash equivalents of $1.2 million and an accumulated deficit of $41.1 million.

Our ability to continue as a going concern is dependent upon our ability to obtain substantial additional funding in connection with our continuing operations. Adequate additional financing may not be available to us in the necessary timeframe, in the amounts we require, on terms that are acceptable to us, or at all. If we are unable to raise additional capital, our business, prospectus, financial condition and results of operations will be materially and adversely affected and we may be unable to continue as a going concern. If we are not able to continue as a going concern, we may have to liquidate our assets and/or seek protection under federal bankruptcy law, and it is likely that holders of our capital stock and holders of securities convertible into our common stock will lose all of their investment. As such, there is uncertainty regarding our ability to maintain liquidity sufficient to operate our business effectively, which raises substantial doubt about our ability to continue as a going concern.

Our ongoing disputes with GYBL may be costly, time consuming and, if adversely determined against us, could result in a significant downward adjustment of the GEM Warrants’ exercise price, and potentially other penalties and expenses, which could have a material adverse effect on our financial position and business operations.

On November 1, 2024, we filed a lawsuit against GEM Yield Bahamas Limited (“GYBL”) in the United States District Court for the Southern District of New York (the “Court”), pursuant to which we asserted two causes of action: (i) rescission of the GEM Warrants issued to GYBL pursuant to that certain Share Purchase Agreement, dated as of December 1, 2022 (the “GEM Agreement”), by and among us, GYBL and GEM Global Yield LLC SCS (“GEM”), pursuant to Section 29(b) of the Exchange Act, due to GYBL’s underlying violation of Section 15(a) of the Exchange Act for effecting the GEM Warrants as an unregistered dealer, and (ii) in the alternative, a declaratory judgment that the exercise price adjustment calculation of the GEM Warrants is governed by the terms provided in the GEM Warrants, rather than the terms of the GEM Agreement. Following a motion to dismiss filed by GYBL on January 17, 2025, the Court granted such motion to dismiss on March 14, 2025. On April 15, 2025, we filed an appeal of the Court’s decision dismissing our case to the United States Court of Appeals for the Second Circuit (the “Second Circuit”). The briefing schedule at the Second Circuit is being held in abeyance in order to allow two previously filed appeals, filed by two other public companies on identical issues against other similar investors, be resolved first. However, if and when the appellate briefing moves forward, there is no assurance that it will be successful.

Additionally, following the Court’s grant of GYBL’s motion to dismiss our lawsuit, GYBL filed a separate lawsuit against us, in which GYBL is asserting two causes of action against us: (1) breach of the terms of the GEM Warrants, and (2) declaratory relief concerning the validity and enforceability of the GEM Warrants. In addition to the declaratory relief, GYBL is seeking monetary damages in an amount to be determined at trial, specific performance of the GEM Warrants and attorneys’ fees and litigation costs. On June 9, 2025, we filed a motion to dismiss this lawsuit from GYBL. GYBL responded to our motion to dismiss on June 23, 2025 asserting that our motion to dismiss should be denied, or, in the alternative, GYBL should be given leave to further amend its complaint. On June 30, 2025, the Company filed a reply in support of its motion to dismiss.

Given the ongoing disputes with GYBL, including our pending appeal with the Second Circuit and the recently filed motion to dismiss, the exercise price of the GEM Warrants have not been adjusted pursuant to the GEM Warrants’ terms while these disputes are pending, and, to the extent any shares of common stock are sold pursuant to an equity offering, for instance, at a price per share that is below the then-current exercise price of the GEM Warrants, we do not plan to adjust the exercise price of the GEM Warrants pending resolution of such disputes. A final adverse ruling against us in pending lawsuits and any subsequent appeals, or in any other claim or counterclaim, as applicable, sought by GYBL, could lead to a significant downward adjustment to the current exercise price of the GEM Warrants, additional expenses incurred related to the lawsuits during the ongoing disputes, including, but not limited to, attorney’s fees, and any other remedies the court may deem just.

Further, any lawsuit and subsequent appeals may be expensive, may divert management’s time away from our operations, and may affect the availability and premiums of our liability insurance coverage, regardless of whether our claims are meritorious, or ultimately lead to a judgment against us. We cannot assure you that we will be able to be successful in lawsuits, or any subsequent appeal, against GYBL or resolve any current or future litigation matters, in which case those litigation matters, including the disputes with GYBL, could have a material and adverse effect on our business, financial condition, operating results and cash flows.

If we incur penalties pursuant to the Registration Rights Agreement with GEM and GYBL, our business, results of operations and financial condition may be adversely affected.

GEM and GYBL have certain registration rights, including “piggyback” registration rights, pursuant to that certain registration rights agreement entered into by and among us, GEM and GYBL concurrently with the GEM Agreement (the “Registration Rights Agreement”). The Registration Rights Agreement requires us to use reasonable best efforts to maintain an effective registration statement covering the resale of the shares of common stock issuable pursuant to the GEM Agreement and the shares of common stock underlying the GEM Warrants (collectively, the “Registrable Securities”), and the “piggyback” registration rights provide that, if we determine to prepare and file a registration statement relating to an offering of any of our equity securities for our own account or for the account of others (other than a registration statement on Form S-8 or Form S-4, or their equivalent relating to securities to be issued in exchange for other securities or equity securities to be issued solely in connection with equity securities issuable in connection with the Company’s option or other employee benefit plans) under the Securities Act of 1933, as amended (the “Securities Act”), then, in the absence of an effective registration statement covering the resale of the Registrable Securities, we are required to deliver a written notice to GEM and GYBL to that effect. If, within five days after the delivery of such written notice, GEM and GYBL requests in writing to include in such registration statement all or any part of the Registrable Securities, then we are required to cause such requested Registrable Securities to be registered in the applicable registration statement. We do not currently maintain an effective registration statement covering the resale of the Registrable Securities and, given our ongoing disputes with GEM and GYBL, we do not intend to adhere to the registration rights set forth in the Registration Rights Agreement in connection with this offering, pending resolution of such disputes. There is no guarantee that GEM and/or GYBL will not seek penalties pursuant to the Registration Rights Agreement relating to their registration rights. If GEM and/or GYBL seek such penalties, our business, results of operations and financial condition may be adversely affected. In addition, if we ultimately determine to adhere to the registration rights, we may be required to expend significant resources to prepare and maintain a registration statement, respond to registration requests, and cover other associated costs, which would limit cash available for other business purposes.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025 as follows:

●	on an actual basis;

●	on a pro-forma basis to give effect to the issuance and sale, subsequent to March 31, 2025 through July 21, 2025, of (i) 4,218,751 shares of common stock for aggregate net proceeds of approximately $3,100,000 in connection with an induced warrant exercise completed in April 2025, (ii) 2,792,104 shares of common stock in connection with our at the market offering program for aggregate net proceeds of approximately $944,759, (iii) 2,015,263 shares of common stock to Streeterville in satisfaction of an aggregate of $650,000 in redemption payments due under the Note, (iv) 50,505 shares of common stock to a third-party consultant as compensation, (v) 700,055 shares of common stock as additional partial consideration for the acquisition of GTG Financial, (vi) 99,100 shares of common stock to certain employees of the Company, and (vii) 13,333,334 shares of common stock issued in connection with the public offering of our securities that closed on July 18, 2025 (collectively, the “pro forma adjustments”); and

●	on a pro forma as adjusted basis to reflect the issuance and sale by us of 14,285,718 shares of common stock in this offering at an offering price of $0.35 per share, and after deducting estimated placement agent fees and estimated offering expenses payable by us.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Form 10-K for the year ended December 31, 2024, as amended on May 13, 2025 (the “2024 Form 10-K”) and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 (the “1Q 2025 Form 10-Q”) and the audited consolidated financial statements and related notes and the unaudited condensed consolidated financial statements and related notes included in the 2024 Form 10-K and the 1Q 2025 Form 10-Q, respectively.

	March 31, 2025 (Unaudited)
	Actual	Pro Forma	Pro Forma As Adjusted
Cash	$1,204,400	$6,813,995	$11,284,781
Less: Notes payable - current portion	5,010,627	4,436,318	4,436,318
Less: Other long-term loans - net of current portion	244,167	244,167	244,167

Stockholders’ Equity (Deficit)
Preferred stock - $0.001 par value; 5,000,000 shares authorized, consisting of Series A Convertible Preferred Stock – 1,000,000 shares authorized; 264,063 and 264,063 issued and outstanding, actual, pro forma and pro forma as adjusted	—	—	—
Common stock - $0.001 par value; 200,000,000 shares authorized; 46,260,934 shares outstanding as of March 31, 2025; 69,449,346 shares outstanding on a pro forma basis; 83,735,061 shares outstanding on a pro forma as adjusted basis	46,230	69,449	83,735
Additional paid-in capital	40,099,285	45,708,879	50,179,665
Accumulated other comprehensive income	(6,920)	(6,920)	(6,920)
Accumulated deficit	(41,110,855)	(41,110,855)	(41,110,855)
Non-controlling interests in consolidated entities	7,040	7,040	7,040
Total stockholders’ (deficit) equity	$(965,220)	$4,667,593	$9,152,665
Total capitalization	(5,015,614)	6,801,104	15,756,961

The table above is based on 46,230,934 shares of common stock outstanding as of March 31, 2025, and excludes, as of such date, the following:

●	2,407,512 shares of common stock available for future issuance under the 2022 Plan;

●	1,271,940 shares of common stock issuable upon the vesting of outstanding restricted stock units under the 2022 Plan;

●	264,063 shares of common stock issuable upon the conversion of outstanding shares of Series A Preferred Stock;

●	approximately 4,114,582 shares of common stock, subject to adjustment in connection with the rounding of fractional shares upon issuance thereof, issuable upon exercise of the Follow-On Warrants at $0.75 per share;

●	1,700,884 shares of common stock issuable upon exercise of the GEM Warrants at $371.90 per share;

●	13,333,334 shares of common stock issuable upon exercise of outstanding Series A-1 Warrants at $0.15 per share;

●	13,333,334 shares of common stock issuable upon exercise of outstanding Series A-2 Warrants at $0.15 per share; and

●	666,667 shares of common stock issuable upon exercise of outstanding placement agent warrants issued in connection with the Public Offering at $0.1875 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding warrants and other securities described above.

DILUTION

If you invest in our securities in this offering, your interest will be diluted immediately to the extent of the difference between the offering price paid by the purchasers of the shares of common stock sold in this offering and the as adjusted net tangible book value per shares of common stock after this offering.

As of March 31, 2025, our net tangible book deficit was approximately $(11.3) million, or approximately $(0.25) per share of common stock. Net tangible book value per share represents our total tangible assets, less our total liabilities, divided by the number of outstanding shares of our common stock.

After giving effect to the pro forma adjustments described above under “Capitalization,” our pro forma net tangible book deficit as of March 31, 2025 would have been approximately $(5.7) million, or $(0.08) per share.

Dilution represents the difference between the amount per share paid by purchasers in this offering and the pro forma as adjusted net tangible book deficit per share of common stock after the offering. After giving further effect to the sale of 14,285,715 shares of common stock in this offering at an offering price of $0.35 per share, and after deducting estimated placement agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book deficit would have been approximately $(1.3) million, or $(0.01) per share. This represents an immediate increase in net tangible book value of approximately $0.07 per share to our existing stockholders and an immediate dilution of approximately $0.36 to investors purchasing securities in this offering at the offering price.

The following table illustrates this per share dilution:

Offering price per share		$0.35
Net tangible book value (deficit) per share as of March 31, 2025	$(0.24)
Increase in net tangible book value (deficit) per share attributable to the pro forma adjustments	$0.16
Pro forma net tangible book value (deficit) per share as of March 31, 2025		$(0.08)
Increase in net tangible book value (deficit) per share attributable to this offering	$0.07
Pro forma as adjusted net tangible book value (deficit) per share as of March 31, 2025, after giving effect to this offering		(0.01)
Dilution per share to new investors purchasing securities in this offering		$0.36

The foregoing table is based on 46,230,934 shares of common stock outstanding as of March 31, 2025, and excludes, as of such date, the following:

●	2,407,512 shares of common stock available for future issuance under the 2022 Plan;

●	1,271,940 shares of common stock issuable upon the vesting of outstanding restricted stock units under the 2022 Plan;

●	264,063 shares of common stock issuable upon the conversion of outstanding shares of Series A Preferred Stock;

●	approximately 4,114,582 shares of common stock, subject to adjustment in connection with the rounding of fractional shares upon issuance thereof, issuable upon exercise of the Follow-On Warrants at $0.75 per share;

●	1,700,884 shares of common stock issuable upon exercise of the GEM Warrants at $371.90 per share;

●	13,333,334 shares of common stock issuable upon exercise of outstanding Series A-1 Warrants at $0.15 per share;

●	13,333,334 shares of common stock issuable upon exercise of outstanding Series A-2 Warrants at $0.15 per share; and

●	666,667 shares of common stock issuable upon exercise of outstanding placement agent warrants issued in connection with the Public Offering at $0.1875 per share.

The discussion and table above assume no exercise of outstanding warrants. To the extent that outstanding warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

USE OF PROCEEDS

We estimate that the net proceeds from the offering will be approximately $4.5 million, after deducting the placement agent fees and estimated offering expenses payable by us, assuming no exercise of the Warrants being issued in the concurrent private placement.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, which could include future acquisitions and capital expenditures. We also intend to use all or a portion of the net proceeds from this offering, along with cash on hand, to repay the outstanding balance under the Note issued by the Company to Streeterville on August 14, 2024. As of July 16, 2025, the outstanding balance of the Note was $4,099,049. Pursuant to the Note, if we exercise our right to prepay the Note in part, we are required to make payment to Streeterville of an amount in cash equal to 109% multiplied by the portion of the outstanding balance we actually prepay. Interest under the Note accrues at a rate of 8% per annum and is due on February 14, 2026, unless it is repaid prior to that date. The net proceeds from the Note have been primarily used for working capital needs, strategic acquisitions or acquisitions of businesses complementary to ours.

Pending application of the net proceeds as described herein, we intend to invest the net proceeds from this offering into cryptocurrencies in accordance with our cryptocurrency investment policy or hold as cash. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

This represents our best estimate based on the current status of our business, but, other than as indicated, we have not reserved or allocated amounts for specific purposes and cannot specify with certainty how or when we will use any of the net proceeds. The actual amounts and timing of our expenditures will depend on various factors, and management will have broad discretion in applying the proceeds from this offering. See “Risks Related to our Securities and this Offering – Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be used effectively.”

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

Holders of shares of our Series A Preferred Stock are entitled to receive, whether or not declared by our board of directors, dividends at the rate of 3% per annum on a stated value of $20 per share, which will be payable, in the sole discretion of the board of directors, in cash out of funds legally available for the payment of such dividends or additional shares of Series A Preferred Stock. See “Risk Factors – We can issue and have issued shares of preferred stock, which may adversely affect the rights of holders of our common stock” for more information.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering through this prospectus supplement and the accompanying prospectus 14,285,718 shares of our common stock. The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described in the section entitled “Description of Capital Stock” of the accompanying prospectus and the “Description of Securities of the Company” included as Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 2, 2025, as amended on May 13, 2025, which descriptions are supplemented as set forth below.

Common Stock

Voting Rights. The holders of shares of our common stock are entitled to one vote for each share held on record on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends. The Company has never declared or paid cash dividends on its common stock and currently does not anticipate paying any cash dividends on its common stock in the foreseeable future. The holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of legally available funds. Any dividend declared by the board of directors must be equal, on a per share basis.

Liquidation Rights. In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share in the net assets legally available for distribution to stockholders after the payment of debts and other liabilities of the Company, subject to the superior rights of holders of our Series A Preferred Stock and the contractual rights of the holders of the Warrants.

PRIVATE PLACEMENT TRANSACTION

In a concurrent private placement, we will issue and sell to the same institutional investors purchasing shares of our common stock in this offering, Warrants to purchase up to an aggregate of up to 14,285,718 shares of common stock. The Warrants have an exercise price equal to $0.35 per share, subject to adjustment.

The Warrants and the shares of common stock issuable upon the exercise of such Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. Accordingly, investors may only sell shares of common stock issued upon exercise of the Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Duration and Exercise Price

Each Warrant offered hereby will have an exercise price of $0.35 per share and will be exercisable immediately upon issuance. The Warrants will expire on the 5-year anniversary of the effectiveness date of the Resale Registration Statement. The exercise price and number of shares of common stock issuable upon exercise of the Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Warrants will be issued in certificated form only.

Resale Registration Statement

We intend to promptly, and in no event later than 30 days after the date of the securities purchase agreement (the “Filing Date”), file a registration statement on Form S-1 covering the resale of the shares of common stock issuable upon exercise of the Warrants (the “Resale Registration Statement”). We will use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within 60 calendar days (or, in the event of a full review, 90 calendar days) (the “Effectiveness Date”) following the date of the securities purchase agreement entered into in connection with the offering and concurrent private placement, and to keep such Resale Registration Statement effective at all times until no holder of the Warrants owns any Warrants or shares of common stock issuable upon exercise thereof. In the event that the Resale Registration Statement is not (i) filed by the Filing Date or (ii) declared effective by the SEC by the Effectiveness Date, then, in addition to any other rights the holders of Warrants may have hereunder or under applicable law, on the Filing Date or the Effectiveness Date (each such date being referred to herein as an “Event Date”) and on each monthly anniversary of such Event Date (if the Resale Registration Statement shall not have been filed or declared effective by the applicable Event Date) until the Resale Registration Statement is filed or declared effective, we shall pay to each holder of Warrants an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the aggregate exercise price of the Warrants held by each holder of the Warrants. If we fail to pay any partial liquidated damages in accordance with the terms of the securities purchase agreement in full within seven days after the date payable, we will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the holders of the Warrants, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms of the securities purchase agreement shall apply on a daily pro rata basis for any portion of a month prior to the Resale Registration Statement being filed or declared effective, as the case may be.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser prior to the issuance of the Warrants, 9.99%) of the outstanding common stock immediately after exercise. Following the issuance of the Warrants, upon notice from the holder to us, the holder may increase or decrease the amount of beneficial ownership of outstanding stock after exercising the holder’s Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants and in accordance with the rules and regulations of the SEC, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Warrants. Rather, the number of shares of common stock to be issued will be rounded up to the next whole share or we will pay a cash adjustment equal to such fraction multiplied by the exercise price to the holder.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Trading Market

There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Warrants will be extremely limited. The common stock issuable upon exercise of the Warrants is currently listed on Nasdaq.

Right as a Stockholder

Except as otherwise provided in the Warrants, including as described below under “Pro Rata Distributions” and “Subsequent Rights Offering,” or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants.

Pro Rata Distributions

During such time as the Warrants are outstanding, if we declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to all or substantially all holders of shares of common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, liquidation, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of the Warrants, then, in each such case, the holder of a Warrant shall be entitled to participate in such Distribution to the same extent that the holder would have participated therein if the holder had held the number of shares of common stock acquirable upon complete exercise of the Warrant (without regard to any limitations on exercise hereof, including without limitation, the beneficial ownership limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the holder’s right to participate in any such Distribution would result in the holder exceeding the beneficial ownership limitation, then the holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of common stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the holder until such time, if ever, as its right thereto would not result in such Holder exceeding the beneficial ownership limitation). The Warrants, solely for purposes of Section 18(b)(1)(A) of the Securities Act, shall be deemed to be equal in seniority to the common stock into which they are exercisable, including with respect to any distribution upon our liquidation.

Subsequent Rights Offerings

In addition to any adjustments in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of common stock and the exercise price, if at any time we grant, issue or sell any specified common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of shares of common stock (the “Purchase Rights”), then the holder of a Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the holder’s Warrant, without regard to any limitations on exercise hereof, including without limitation, the beneficial ownership limitation, immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the holder’s right to participate in any such Purchase Right would result in the holder exceeding the beneficial ownership limitation, then the holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of common stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the holder until such time, if ever, as its right thereto would not result in the holder exceeding the beneficial ownership limitation).

Fundamental Transaction

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person (other than our any merger or amalgamation or consolidation with or into an operating company or asset of another person that is a business synergistic with the business of the Company and where the valuation of such merger or consolidation or amalgamation is 20% or less of the then market capitalization based on the average of the five VWAPs immediately prior to the public announcement of such transaction of the Company), the acquisition of greater than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of greater than 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction which is approved by our board of directors, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrant for cash in the amount of the Black-Scholes Value (as defined in the Warrant) of the unexercised portion of the Warrant on the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrant for the consideration paid in the fundamental transaction in the amount of the Black-Scholes Value of the unexercised portion of the Warrant on the date of the consummation of the fundamental transaction.

Amendments

The Warrants may be modified or amended with the written consent of the holder of such Warrant and us.

You should review a copy of the securities purchase agreement and a copy of the form of the Warrant to be issued to the investors under the securities purchase agreement, which are executed or issued in connection with this offering and will be filed as exhibits to a Current Report on Form 8-K that we file with the SEC, for a complete description of the terms and conditions of the Warrants and the related securities purchase agreement.

PLAN OF DISTRIBUTION

We engaged H.C. Wainwright & Co., LLC (“Wainwright” or the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling any securities offered by us in this offering, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of securities being offered. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agent will have no authority to bind us by virtue of the engagement letter. We have entered into a securities purchase agreement directly with the institutional investors who have agreed to purchase securities in this offering. We will only sell securities in this offering to investors who have entered into securities purchase agreements.

Delivery of the securities offered hereby is expected to take place on or about July 22, 2025, subject to satisfaction of certain closing conditions.

Fees and Expenses

The following table shows the per share price and total cash fees we will pay to the Placement Agent in connection with the sale of the securities pursuant to this prospectus supplement.

	Per Share	Total
Offering price	$0.35	$5,000,001.30
Placement agent fees(1)	$0.02	$350,000.10
Proceeds to us, before expenses(2)	$0.33	$4,650,001.20

(1)	We have agreed to pay the Placement Agent a total cash fee equal to 7.0% of the gross proceeds of this offering. We will also pay the Placement Agent $15,950 for the expenses of its clearing firm, and will reimburse the Placement Agent’s legal fees and expenses in an amount up to $50,000. We estimate the total offering expenses of this offering that will be payable by us, excluding the Placement Agent’s fees and expenses, will be approximately $0.13 million. After deducting the Placement Agent’s fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $4.5 million.

Placement Agent Warrants

In addition, we have agreed to issue to the Placement Agent, or its designees, at the closing of this offering, warrants to purchase 5.0% of the number of shares of our common stock sold in this offering, or warrants to purchase up to 714,286 shares of our common stock. Such warrants will have substantially the same terms as the Warrants being sold and issued in the private placement, except that the Placement Agent’s warrants will have a term of exercise equal to five (5) years from the commencement of the sales in this offering and will have an exercise price equal to 125% of the offering price per share, or $0.4375 per share. Neither the Placement Agent’s warrants nor the shares of our common stock issuable upon exercise thereof are being registered hereby.

Right of First Refusal

In addition, with certain exceptions, for a period of nine months following the closing of this offering, if we decide to raise funds by means of a public offering (including at-the-market facility), a private placement or any other capital-raising financing of equity, equity-linked or convertible debt securities, the Placement Agent will have the right to act as sole book-running manager or sole placement agent for such financing and will be entitled to 80% of the economics of such financing(s), provided, however, that with respect to an at-the-market facility, the Placement Agent will act as the sole sales agent and be entitled to 100% of the economics for such facility.

Tail

We have also agreed to pay the Placement Agent a tail fee equal to both the cash and warrant compensation in this offering, if any investor who was contacted or introduced to us by the Placement Agent provides us with capital in any public or private offering or other financing or capital raising transaction during the nine-month period following expiration or termination of our engagement with the Placement Agent.

Determination of Offering Price

The offering price per share we are offering and the exercise prices and other terms of the Warrants will be negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our common stock prior to this offering, among other things. Other factors to be considered in determining the offering price of shares of common stock we are offering and the exercise price and other terms of the Warrants include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors deemed relevant.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the Placement Agent may be required to make for these liabilities.

Subsequent Equity Sales

Under the terms of the securities purchase agreement, from the date of such agreement until 30 days after the closing of this offering, neither we nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, or (ii) file any registration statement or prospectus, or any amendment or supplement thereto, subject to certain exceptions.

We have also agreed under the terms of the securities purchase agreement, until the one-year anniversary of the closing of this offering, not to (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our common stock or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering.” However, after 30 days following the closing of this offering, the issuance of shares of common stock in an “at the market” offering with the Placement Agent as sales agent is permitted and shall not be deemed a variable rate transaction.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement letter with the Placement Agent. We have also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

Regulation M

The Placement Agent may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act and any fees received by them and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent and the Placement Agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the Placement Agent and should not be relied upon by investors.

Other Relationships

From time to time, the Placement Agent may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. Except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any services. The Placement Agent acted as our exclusive sales agent and placement agent in connection with the Sales Agreement, the Warrant Inducement and the Public Offering, respectively, for which it received compensation.

In addition, in the ordinary course of their business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Residents of the Commonwealth of Massachusetts. No offer or sale of our securities may be made in the Commonwealth of Massachusetts.

Transfer Agent and Registrar

Our stock transfer agent and registrar is VStock Transfer, LLC.

Trading Market

Our common stock is listed on Nasdaq under the symbol “AIRE.” We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Mitchell Silberberg & Knupp LLP, New York, New York. The Placement Agent is being represented by Ellenoff Grossman & Schole LLP, New York, New York, in connection with this offering.

EXPERTS

The consolidated financial statements of reAlpha Tech Corp. as of December 31, 2024 and December 31, 2023, incorporated by reference in this prospectus supplement and registration statement of which this prospectus supplement is a part have been audited by GBQ Partners, LLC, an independent registered public accounting firm, as stated in its report thereon, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. Specifically, we incorporate by reference the documents and information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) listed below:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 2, 2025, as amended on May 13, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 16, 2025;

●	our Current Reports on Form 8-K, filed with the SEC on January 29, 2025, January 30, 2025, January 31, 2025, February 6, 2025, February 10, 2025, February 18, 2025, February 21, 2025, February 24, 2025, February 27, 2025, March 10, 2025, March 17, 2025, March 21, 2025, March 28, 2025, April 2, 2025, April 7, 2025, April 11, 2025, April 30, 2025, May 2, 2025, May 16, 2025, May 20, 2025, May 23, 2025, June 4, 2025, June 10, 2025, June 18, 2025, July 1, 2025, July 3, 2025, July 8, 2025, July 16, 2025, July 18, 2025 and July 18, 2025; and

●	the description of our capital stock set forth in our Registration Statement on Form 8-A, filed with the SEC on October 18, 2023, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01, or 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein) after the initial filing date of the registration statement of which this prospectus supplement is a part and prior to the effectiveness of the registration statement, as well as subsequent to the effectiveness of such registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement, of which this prospectus supplement forms a part, and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement, of which this prospectus supplement forms a part, to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement, of which this prospectus supplement forms a part.

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus supplement (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus supplement:

reAlpha Tech Corp.

6515 Longshore Loop, Suite 100

Dublin, OH 43017
(707) 732-5742

Attention: Investor Relations

InvestorRelations@realpha.com

You may also access these filings on our website at www.realpha.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act for the securities being offered by this prospectus supplement. This prospectus supplement, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the securities offered by this prospectus supplement, you should refer to the registration statement and its exhibits. References in this prospectus supplement to any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. SEC filings are also available to the public at the SEC’s website at www.sec.gov.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. We make our periodic reports and other information filed with or furnished to the SEC, available, free of charge, through our website as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. Additionally, these periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.

PROSPECTUS

reAlpha Tech Corp.

$75,000,000

Common Stock

Preferred Stock

Warrants

Units

Subscription Rights

We may offer from time to time:

●	Shares of our common stock;

●	Shares of our preferred stock;

●	Warrants;

●	Units; and

●	Subscription rights.

We may offer from time to time to sell the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of any such offering.

The securities we offer will have an aggregate public offering price of up to $75,000,000. We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement carefully before you invest.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “AIRE.” The last reported sales price of our shares of common stock on November 14, 2024 was $0.98 per share.

As of the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $16,873,163, which was calculated based on 11,966,782 shares of our common stock outstanding held by non-affiliates on such date, and at a price of $1.41 per share, the price at which our common stock was last sold on Nasdaq on September 16, 2024. We have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” in this prospectus and the “Risk Factors” section contained in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC or the Commission, using a “shelf” registration process. Under the shelf process, we may, from time to time, issue and sell to the public any or all of the securities described in the registration statement in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices, and terms of the securities we offer. The prospectus supplement also may add, update, or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. If there is any inconsistency between the information in this prospectus and the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the sections entitled “Where You Can Find More Information” and “Incorporation by Reference.”

We may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide each time we offer securities, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with information that differs from what is contained or incorporated by reference in this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer of solicitation in any jurisdiction where offers or sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, even though this prospectus may be delivered or shares may be sold under this prospectus on a later date.

Unless the context otherwise requires, references to “we,” “our,” “us” or the “Company” in this prospectus mean reAlpha Tech Corp. and its consolidated subsidiaries.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among others, those incorporated by reference under “Risk Factors” below.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or similar terms.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Our actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the risk factors incorporated by reference under the heading “Risk Factors” below and a variety of other factors, including, without limitation, statements about our future business operations and results, the market for our technologies, our strategy and competition, expected financial performance, our ability to keep pace with changing consumer preferences, the activities of our subsidiaries, our prospects for acquiring additional companies that align with our business strategy, the integration of recently acquired companies into our business and the timing of the introduction of our products and technologies, each of which could adversely affect our financial results, including cash flows.

Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We undertake no obligation to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed or incorporated by reference in this prospectus may not occur.

iii

OUR COMPANY

Overview

We are a real estate technology company developing an end-to-end commission-free homebuying platform, which we have named reAlpha, previously called “Claire”. Utilizing the power of AI and an acquisition-led growth strategy, our goal is to offer a more affordable, streamlined experience for those on the journey to homeownership. reAlpha integrates AI-driven tools to offer tailored property recommendations, an intuitive visual interface, and included digital title and escrow services. The tagline: “No fees. Just keys. TM” reflects our dedication to eliminating traditional barriers and making homebuying more accessible and transparent.

reAlpha was announced on April 24, 2024, and it assists homebuyers with tasks such as mortgage pre-approval, booking tours, sending offer letters and completing property acquisitions. reAlpha also provides market insights, detailed property data, and uses large language models to answer queries and facilitate the homebuying process via a user-friendly, 24/7 web platform and IOS application. reAlpha’s capabilities are complemented and supported by reAlpha Realty, LLC, our in-house brokerage firm, on a no-obligation and commission free basis. Although reAlpha is currently only available for homebuyers in 20 counties in Florida, we intend to expand its capabilities nationwide by the end of 2026 depending on numerous factors, including, among other things, our ability to scale the platform, obtain additional data and successfully market the platform.

Due to current macroeconomic conditions, such as higher interest rates, inflation, and elevated property prices, our real estate acquisition operations have been halted. Instead, our current focus is being directed towards the continuous enhancement and refinement of reAlpha and our AI technologies for commercial use to generate technology-derived revenue. Further, as part of our growth strategy, we intend to continue identifying target companies that are complementary to our business, and we intend to generate revenue from integrating such acquisitions that we may complete from time to time into our business. To advance such strategy, during the second and third quarters of 2024 we announced the acquisitions of Naamche, Inc. and its Nepal counterpart entity Naamche, Inc. Pvt. Ltd., AiChat Pte. Ltd (“AiChat”), Hyperfast Title LLC (“Hyperfast”) and Debt Does Deals, LLC (d/b/a Be My Neighbor) (“Be My Neighbor”). These acquisitions have added revenue, additional potential sources of revenue, technology services, and additional capabilities to the reAlpha platform. For instance, following the acquisition of Be My Neighbor, we now have an in-house mortgage brokerage, which mortgage brokerage services are also directly offered through reAlpha. Be My Neighbor is licensed to operate in 27 U.S. states. Additionally, because of our acquisition of Hyperfast, we now can offer title, closing, and settlement services in 3 U.S. states. Following the integration of these companies into our business, consumers using reAlpha have access to these services directly in the platform, both through the web platform and IOS application.

We expect to continue seeking additional strategic acquisitions that we believe will add additional sources of potential revenue and services to homebuyers using reAlpha, including, but not limited to, home insurance, AI product companies, and real estate brokerages. Additionally, we have already acquired a mortgage brokerage and a title company, but we may consider further acquisitions in these verticals to add additional U.S. state licenses and potential revenue opportunities.

Before shifting our focus towards the development of our AI technologies, our operational model was asset-heavy and built on utilizing our proprietary AI powered technology tools for the acquisition of real estate, converting them into short-term rentals, and enabling individual investors to acquire fractional interests in these real estate properties, allowing such investors to receive distributions based on the property’s performance as a short-term rental. We may resume the complementary asset-heavy model from our rental business segment if the prevailing interest rates and other macroeconomic factors align more favorably with such business model. In the meantime, our growth strategy will encompass both organic and inorganic methods through commercialization of our AI technologies that are in varying stages of development and acquisitions of complementary businesses and technologies. In particular, we intend to acquire companies that we believe will complement our business model and accelerate our proposition to expand our technology offerings to customers by offering IT services, staffing and accounting services and others.

Our reportable segments consist of (i) technology services and (ii) rental business. Our technology services segment offers and develops AI based products and services to customers in the real estate industry. We are actively developing four operating technologies that are in varying stages of development: GENA, reAlpha BRAIN, reAlpha App and our main AI-powered platform, reAlpha. Our rental business segment, to the extent we resume operations, focuses on purchasing properties for syndication, which process is powered by this segment’s technologies and products.

Technology Services

We seek to differentiate ourselves from competitors primarily through the integration of AI into our technologies for the real estate industry. We expect that our technology services segment will benefit from the current exponential growth of the AI industry, and we believe that we are well-positioned to take advantage of these current trends due to our early adoption of AI for the development of our technologies.

Our current technology services segment technologies include: (i) reAlpha, (ii) reAlpha BRAIN; (iii) reAlpha HUMINT, (iv) GENA, (v) reAlpha App and (vi) AiChat’s conversational platform.

myAlphie was a previously developed technology included in our technology services segment that was sold on May 17, 2023, and it stopped contributing to our revenues as of such date, except for the revenue generated for the ongoing technical support we are providing to the buyer of myAlphie, Turnit.

Our revenue model revolves around our mortgage services, title services and services offered by our subsidiaries, such as AiChat. As we begin to acquire more companies in the homebuying transactions vertical, including, but not limited to, insurance and others that are complementary to our business, we expect to generate revenues by offering such services. We also expect that our reAlpha platform will drive additional customers to these acquired companies through users interacting and buying homes on reAlpha, which will expand their overall potential customer base. To the extent we resume operations of our short-term rental operations, we expect to receive fee-based revenues from customers that would utilize the reAlpha App for participating and investing in our Syndications (as defined below).

Rental Business

Our rental business segment operations are currently on hold due to current macroeconomic conditions, such as escalating interest rates, inflation, and elevated property prices. We anticipate resuming operations within this segment through the acquisition of properties and Syndications when the prevailing interest rates and other macroeconomic factors align more favorably with such business model.

To the extent we resume these operations, we plan to utilize our AI-powered technologies to analyze and acquire short-term rental properties that meet our internal investment criteria, or the “Investment Criteria,” which is analyzed and determined by our technologies, for syndication purposes, which short-term rental properties are referred to as “Target Properties.” Once the Target Properties are acquired, they are prepared for rent and listed on short-term rental sites, and, when warranted, disposed of for profits. We plan to make investing in our Target Properties available to investors via our subsidiary, Roost Enterprises, Inc. (“Rhove”). Rhove, along with Rhove Real Estate 1, LLC, reAlpha Acquisitions Churchill, LLC and future Syndication LLCs (the “Rhove SBU”), will create and manage limited liability companies (each, a “Syndication LLC”) to syndicate one or more of the Target Properties through exempt offerings. Once the Syndication LLCs are in place, Rhove will launch exempted offerings to sell membership interests in such properties to investors, through the purchase of membership interests in the Syndication LLCs, pursuant to Regulation A or Regulation D, each as promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (each, a “Syndication”).  We refer to such investors as “Syndicate Members.” To further facilitate the investment process in the Syndication LLCs, our reAlpha App will work parallel with the Syndication process to allow investors to purchase membership interests in those properties and become Syndicate Members. We intend to generate revenue through our property Syndications on the reAlpha App to the extent we resume these operations.

Syndicate Members differ significantly to the holders of our common stock. Rights among Syndicate Members may also vary among each other depending on the specific terms and conditions agreed to in the offering documents pursuant to which the holder becomes a Syndicate Member. By becoming a Syndicate Member, the holder will not acquire any rights to the Company’s common stock and, therefore, will not be entitled to vote, receive a dividend or exercise any other rights of a stockholder of the Company. Likewise, acquiring shares of our common stock will not provide the stockholders the status of Syndicate Member. Both Syndicate Members and our stockholders will receive the same quarterly financial metric information of our listed properties through the reAlpha App and the reAlpha website, which will also be available to the general public without a login, concurrently with our condensed consolidated quarterly results, to the extent we resume these operations. Syndicate members that have access to the reAlpha App will only receive personalized financial information respective to their individual holdings in each of our Syndications. To date, we have not developed a secondary trading market for equity interests in our Syndication LLCs. While the potential establishment of such a market may be considered in the future, we have not made any decisions to develop a secondary trading market at this time.

In addition to managing the property operations, whether internally or through third-parties, we will also manage the financial performance of the asset, such as evaluating if the after-repair value or appreciated value of the property is higher than the purchase price, or whether the property is ready to generate the expected profitability. Once our business model is fully implemented, we expect that Syndicate Members will hold up to 100% ownership of the Syndication LLC, and we would generate revenue through fees from the reAlpha App.

Corporate History and Information

reAlpha Tech Corp., the former parent entity of the Company, was originally incorporated in Delaware on November 30, 2020. Then, in April 22, 2021, we incorporated the Company (f/k/a reAlpha Asset Management, Inc.), a subsidiary of our former parent company, in Delaware. Following the short-form merger done in accordance with Section 253 of Delaware General Corporate Law (“DGCL”) on March 21, 2023, reAlpha Tech Corp. merged with and into reAlpha Asset Management, Inc., with the Company surviving the merger, and subsequently the Company changed its name to reAlpha Tech Corp. This was a strategic move by us to consolidate both our technology capabilities and our real estate syndication business.

We began trading on Nasdaq under the symbol “AIRE” on October 23, 2023.

Our principal executive office is located at 6515 Longshore Loop, Suite 100, Dublin, OH 43017. Our phone number is (707) 732-5742. Our corporate website is located at www.realpha.com. The information provided on or accessible through our website (or any other website referred to in the registration statement, of which this prospectus forms a part) is not part of the registration statement, of which this prospectus forms a part.

RISK FACTORS

An investment in our securities is risky. Prior to making a decision about investing in our securities, you should carefully consider the specific risks discussed in our other filings with the SEC, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or otherwise incorporated by reference in this prospectus. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in the applicable prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, the trading price of our securities could decline, and you might lose part or all of your investment.

USE OF PROCEEDS

We intend to use the net proceeds for working capital, general corporate purposes (including research and development and sales and marketing, and capital expenditures) and in furtherance of our corporate strategy, which may include investing in, acquiring businesses or technologies, or other strategic transactions to facilitate our long term growth, increase our revenues, and enhance our technology and product offerings. We have not entered into any definitive agreements with respect to any acquisitions or other strategic transactions as of the date of this prospectus. However, the amount and timing of what we actually spend for these purposes may vary and will depend on a number of factors, including our future revenue and cash generated by operations and the other factors described in “Risk Factors.” Accordingly, our management will have discretion and flexibility in applying the net proceeds of this offering. Pending use of the net proceeds as described above, we intend to invest the net proceeds in money market funds and investment-grade debt securities.

The amounts we plan to spend on each area of our operations, including capital expenditures, as well as the timing of any expenditures, are determined by internal planning and budgeting processes, and may change over time. Pending such uses, the net proceeds of this offering will be invested according to a cash management policy adopted by our board of directors and focused on preservation of capital.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by us in a primary offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

GENERAL DESCRIPTION OF SECURITIES THAT MAY BE OFFERED

We may offer and sell, at any time and from time to time:

●	shares of our common stock, par value $0.001 per share;

●	shares of our preferred stock, par value $0.001 per share;

●	warrants to purchase any of the other securities that may be sold under this prospectus;

●	units comprised of one or more of the other securities described in this prospectus;

●	subscription rights to purchase one or more of the other securities described in this prospectus; or

●	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

Description of Capital Stock

General

The following description of our capital stock and provisions of our certificate of incorporation (as amended and restated, the “certificate of incorporation”) and bylaws (as amended and restated, the “bylaws”) is a summary only and not a complete description.

Our authorized capital stock currently consists of 200,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

As of the date of this prospectus, there were 45,864,503 shares of common stock outstanding and 0 shares of preferred stock outstanding. In addition, there were outstanding:

●	3,697,961 shares of common stock available for future issuance under the Company’s 2022 Equity Incentive Plan;

●	2,400,000 shares of common stock issuable upon exercise of warrants dated November 24, 2023 at $5.00 per share (the “Common Warrants”); and

●	1,700,884 shares of common stock issuable upon exercise of warrants dated October 23, 2023 at $371.90 per share (the “GEM Warrants”).

Common Stock

As of the date of this prospectus, 45,864,503 shares of our common stock were outstanding and held of record by 3,140 stockholders. The actual number of stockholders is significantly greater than this number of record stockholders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. This number of stockholders of record also does not include stockholders whose shares may be held in trust by other entities.

Voting Rights. The holders of shares of our common stock are entitled to one vote for each share held on record on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends. We have never declared or paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends in the foreseeable future. The holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of legally available funds. Any dividend declared by the board of directors must be equal, on a per share basis.

Liquidation Rights. In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share in the net assets legally available for distribution to stockholders after the payment of our debts and other liabilities.

Preferred Stock

Our board of directors has the authority to issue undesignated shares of “blank check” preferred stock in one or more series and to fix the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of each such series, including, without limitation, dividend rates, conversion rights, voting rights, redemption and sinking fund provisions, liquidation preferences and the number of shares constituting each such series, without any further vote or action by the stockholders. The issuance of additional preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock and could, among other things, have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders. We have no present plans to issue any shares of preferred stock.

Antitakeover Effects of Provisions of our Certificate of Incorporation and Bylaws and of Delaware Law

Certain provisions of our certificate of incorporation and the DGCL could have an anti-takeover effect and could delay, discourage or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might otherwise result in a premium being paid over the market price of our common stock, some of which are summarized in the following paragraphs below. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Stockholder Meetings

The certificate of incorporation provides that the annual meeting of stockholders will be held each year on the date and at the time and place, if any, set by our board of directors for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. The certificate of incorporation also provides that special meetings of our stockholders may be called at any time only by the board of directors, the chairman of the board of directors or our chief executive officer acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, subject to the rights of holders of any series of preferred stock then outstanding

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors, or (3) by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving the advance notice required by our bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated or on such other business and who has complied with the advance notice procedures of the bylaws. Stockholders generally must provide notice to our secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders.

With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors or (2) provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving the advance notice required by our bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated and who has complied with the advance notice provisions of the bylaws. Stockholders generally must provide notice to our secretary not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by us.

Amendment to our Certificate of Incorporation and Bylaws

Except for those amendments permitted to be made without stockholder approval under the DGCL, our certificate of incorporation generally may be amended only if the amendment is approved by the affirmative vote of the holders of a majority of the stock entitled to vote; provided, however, that certain amendments may only be adopted by the affirmative vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of the total voting power of all the then outstanding shares of the Company’s stock entitled to vote.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws with the affirmative vote of a majority of the board of directors.

Section 203 of the DGCL

We have opted out of Section 203 of the DGCL under our certificate of incorporation. As a result, pursuant to our certificate of incorporation, we are prohibited from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of our outstanding voting stock (the “acquisition”), except if:

●	our board of directors approved the acquisition prior to its consummation;

●	the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or

●	the acquisition is approved by our board of directors, and by the affirmative vote of at least two-thirds vote of the non-interested stockholders in a meeting.

The restrictions described above will apply subject to certain exceptions, including if a stockholder becomes an interested stockholder inadvertently and, as soon as practicable, divests itself of ownership of such shares so that the stockholder ceases to be an interest stockholder, and, within the three (3) year period, that stockholder has not become an interested stockholder but for such inadvertent acquisition of ownership. Generally, a “business combination” or “acquisition” includes any merger, consolidation, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock.

Our certificate of incorporation provisions that elect to opt out of Section 203 of the DGCL may make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves the acquisition which results in the stockholder becoming an interested stockholder. This may also have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Exclusive Forum for Certain Lawsuits

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee to us or to our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws or (iv) any action asserting a claim against use, our directors, officers or employees governed by the internal affairs doctrine.

Under our certificate of incorporation, this exclusive forum provision will not apply to claims which are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, or for which the Court of Chancery determines there is an indispensable party not subject to its jurisdiction. For instance, the provision would not apply to actions arising under federal securities laws, including suits brought to enforce any liability or duty created by the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations thereunder.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has breached such director’s duty of loyalty, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends, redemptions or repurchases or derived an improper benefit from his or her actions as a director.

The limitation of liability provision in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock which is traded on Nasdaq.  If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors.  While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, any such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice.  Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities.  We have no current plans for listing the preferred stock, warrants, units or subscription rights on any securities exchange or quotation system.  Any such listing with respect to our preferred stock, warrants, units or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Description of Warrants

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreements and warrant certificates. While the terms we have summarized below will apply generally to any warrants we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement, which may differ from the terms we describe below.

General

We may issue, together with other securities or separately, warrants to purchase shares of our common stock, our preferred stock, units or subscription rights. We may issue the warrants directly to the purchasers of the warrants or under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. A warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement will describe the following terms, where applicable, of warrants that we may offer:

●	the title of the warrants;

●	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

●	the price or prices at which the warrants will be issued;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased, including provisions for adjustment of the exercise price of the warrant;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

●	the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire; and

●	the maximum or minimum number of warrants which may be exercised at any time.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase the number of shares of common stock, preferred stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrants.

Description of Outstanding Warrants

The following description of the material terms of our outstanding warrants is a summary only and not a complete description.

GEM Warrants

The GEM Warrants (as defined above) were issued in connection with a Share Purchase Agreement between us and GEM Global Yield LLC SCS (“GEM Yield”) and GEM Yield Bahamas Limited (“GYBL,” and collectively, “GEM”), dated December 1, 2022 (the “GEM Agreement”). The GEM Warrants have an exercise price of $371.90 per share and contain weighted average anti-dilution provisions that provide that if the Company issues shares of common stock, or securities convertible into or exercisable or exchangeable for shares of common stock, subject to certain exceptions, at a price per share that is less than the then-current GEM Warrants exercise price, then then the exercise price of the GEM Warrants will be proportionally reduced by application of a formula provided for in the GEM Warrants that takes into account such new issuance price in light of the number of shares issued and to be issued. In addition to the foregoing adjustment, on the one-year anniversary of our Nasdaq listing, if all or any portion of the GEM Warrants remain unexercised and the average daily closing price of the common stock on Nasdaq over the 10-days preceding such anniversary is less than 90% of the then-current exercise price of the GEM Warrants (the “Baseline Price”), or less than $334.71 per share, then the exercise price of such remaining GEM Warrants will be adjusted to 110% of the Baseline Price. Due to an ongoing dispute with GYBL regarding the GEM Warrants, pursuant to which we have claimed that the GEM Warrants are void and subject to rescission under Section 29(b) of the Exchange Act, there is uncertainty about the enforceability of the GEM Warrants and its terms. If the dispute is not resolved through negotiations and the lawsuit is adversely determined against us, we may be required to adjust the GEM Warrants’ exercise price downward significantly. Additionally, given the ongoing dispute with GYBL, the exercise price of the GEM Warrants were not adjusted at its one-year anniversary pursuant to the GEM Warrant’s terms pending resolution of such dispute.

Common Warrants

On November 24, 2023, we issued Common Warrants (as defined above) to purchase up to 2,400,000 shares of common stock pursuant to the terms and conditions of a placement agency agreement with Maxim Group, LLC and a securities purchase agreement with certain purchasers, as part of a best efforts public offering of our securities.

Exercisability. The Common Warrants will be exercisable at any time after their original issuance and may be exercised until the five-year anniversary of the original issuance date. If a registration statement registering the issuance of the common stock underlying the Common Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Common Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Common Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Common Warrant. In lieu of fractional shares, the number of shares of common stock issuable upon exercise will be rounded up to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of the Common Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any Warrants, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The exercise price for the Common Warrants, is $5.00 per share, subject to certain adjustments. The exercise price and number of shares of common stock issuable upon exercise will adjust in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our common stock.

Adjustments. The Common Warrants provide for adjustment of its exercise price of $5.00 per share and number of shares issuable pursuant to the Common Warrants if we, or any significant subsidiary thereof, as applicable, shall sell, enter into any agreement to sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or common stock equivalents, at an effective price per share that is less than the exercise price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”), subject to certain exceptions. In the event a Dilutive Issuance occurs, the exercise price shall be reduced to equal the Base Share Price and the number of shares issuable pursuant to the Common Warrants will increase such that the aggregate exercise price payable, after taking into account the decrease in the exercise price, will equal the aggregate exercise price prior to such adjustment, provided that the Base Share Price shall not be less than $1.44 (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions).

Transferability. Subject to applicable laws, the Common Warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent. The Common Warrants were issued in accordance with a warrant agency agreement between VStock Transfer, LLC, as warrant agent, and us. The Common Warrants are represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exchange Listing. The Common Warrants are not listed on any stock exchange.

Rights as a Stockholder. Except as otherwise provided in the Common Warrants, or by virtue of such holder’s ownership of our common stock, the holder of a Common Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Common Warrant.

Fundamental Transactions. In the case of certain fundamental transactions affecting the Company, a holder of Common Warrants, upon exercise of such Common Warrants after such fundamental transaction, will have the right to receive, in lieu of shares of common stock, the same amount and kind of securities, cash or property that such holder would have been entitled to receive upon the occurrence of the fundamental transaction, had the Common Warrants been exercised immediately prior to such fundamental transaction. In lieu of such consideration, a holder of Common Warrants may instead elect to receive a cash payment based upon the Black-Scholes value of their Common Warrants.

Governing Law. The Common Warrants and the warrant agency agreement are governed by New York law.

Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, warrants, subscription rights or any combination thereof in such amounts and in such numerous distinct series as we determine. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock - Common Stock,” “Description of Capital Stock - Preferred Stock,” “Description of Warrants” and “Description of Subscription Rights” will apply to each unit and to any common stock, preferred stock, warrant or subscription right included in each unit, respectively.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Description of Subscription Rights

We may issue subscription rights to purchase shares of our common stock, preferred stock, warrants or units. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.  In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each security upon the exercise of the subscription rights;

●	the number of subscription rights issued to each stockholder;

●	the number and terms of the securities that may be purchased pursuant to each subscription right;

●	the extent to which the subscription rights are transferable;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC, if we offer subscription rights.

PLAN OF DISTRIBUTION

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters, dealers or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any market or securities exchange on which the securities offered in the prospectus supplement may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly, and not through underwriters or agents. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Issuance Pursuant to Certain Warrant Exercises

We may also offer and sell our common stock or preferred stock upon the exercise of warrants issued by us, pursuant to the exemption from the registration requirements provided by Section 3(a)(10) of the Securities Act, in connection with a settlement of litigation against us. No underwriter would be used in connection with such offer and sale of common stock or preferred stock or the exercise of such warrants. We would issue the shares of our common stock or preferred stock directly to the holders of such warrants, upon the exercise of such warrants, from time to time. We will describe the terms of any such offers, sales and warrants in a prospectus supplement.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

EXPERTS

The consolidated financial statements of reAlpha Tech Corp. and subsidiaries as of December 31, 2023, April 30, 2023, and April 30, 2022, have been included herein and in the registration statement of which this prospectus forms a part in reliance upon the report of GBQ Partners, LLC, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered hereby will be passed upon for us by Mitchell Silberberg & Knupp LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Our website is located at www.peraso.com. Through links on the “Investors” portion of our website, we make available free of charge all reports, any amendments to those reports and other information filed with, or furnished to, the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus, except for reports filed with the SEC that are specifically incorporated herein by reference.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information included in the registration statement. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K or other filed document and incorporated into this prospectus by reference. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information that is either incorporated by reference, or contained in, this prospectus and will be considered a part of this prospectus from the date those documents are filed. We incorporate by reference the documents listed below:

●	our Transition Report on Form 10-KT for the transition period ended December 31, 2023, filed with the SEC on March 12, 2024;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on April 19, 2024, August 14, 2024 and November 12, 2024, respectively;

●	our Current Reports on Form 8-K, filed with the SEC on February 1, 2024, February 8, 2024, March 12, 2024, April 19, 2024, May 6, 2024, July 12, 2024, July 15, 2024, July 17, 2024, July 29, 2024, August 15, 2024, August 15, 2024, August 19, 2024, August 20, 2024, August 21, 2024, September 9, 2024, September 30, 2024, October 11, 2024, October 30, 2024 and November 12, 2024;

●	our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 30, 2024; and

●	the description of our capital stock set forth in our Registration Statement on Form 8-A, filed with the SEC on October 18, 2023, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of filing the registration statement that includes this prospectus and prior to the filing of a post-effective amendment to the registration statement containing this prospectus, which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the respective dates of filing of such documents.  However, we are not incorporating by reference, in each case, any information or documents that are deemed to be furnished and not filed in accordance with SEC rules, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

reAlpha Tech Corp.

6515 Longshore Loop, Suite 100

Dublin, OH 43017
(707) 732-5742

Attention: Chief Operating Officer and President

We will not, however, send exhibits to these documents unless the exhibits are specifically incorporated by reference in those documents or deemed to be incorporated by reference in this prospectus. In addition, you may obtain a copy of these filings from the SEC as described above in the section entitled “Where You Can Find More Information.”

14,285,718 Shares of common stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

July 21, 2025